Exhibit 99.1

News Release

Babcock & Wilcox Enterprises Announces Pricing of Common
Stock Offering

(AKRON, Ohio – February 10, 2021) – Babcock & Wilcox Enterprises, Inc. ("B&W" or the "Company") (NYSE: BW) announced that it priced an underwritten registered public offering of 25,641,026 shares of its common stock at a price to the public of $5.85 per share (the “Offering”), for gross proceeds of approximately $150 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company has granted the underwriter a 30-day option to purchase up to an additional 3,846,154 of its common stock sold in the proposed offering at the public offering price, less underwriting discounts and commissions. The offering is expected to close on February 12, 2021, subject to customary closing conditions.

B&W intends to use the net proceeds of the offering to support clean energy growth initiatives and to substantially pay down its revolving credit facility.

B. Riley Securities, Inc., is serving as the lead book-running manager for the offering. D.A. Davidson & Co. and Janney Montgomery Scott are acting as joint book-running managers for the offering. Lake Street Capital Markets, LLC and National Securities Corporation are acting as co-managers for the offering.

The shares of common stock will be offered under the Company's shelf registration statement on Form S-3, which was declared effective by the Securities and Exchange Commission ("SEC") on February 13, 2020. The offering will be made only by means of a prospectus supplement and accompanying base prospectus, which will be filed with the SEC. Copies of the preliminary prospectus supplement and the accompanying base prospectus for the offering may be obtained on the SEC's website at www.sec.gov, or by contacting B. Riley Securities by telephone at (703) 312-9580, or by email at prospectuses@brileyfin.com. The final terms of the proposed offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management's current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward looking statements include, but are not limited to, statements regarding the Company's public offering of common stock and intended use of net proceeds. Factors that could cause such actual results to differ materially from those contemplated or implied by such forward-looking statements include, without limitation, the risks associated with the unpredictable and ongoing impact of the COVID-19 pandemic and other risks described from time to time in the Company's periodic filings with the SEC, including, without limitation, the risks described in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" (as applicable). These factors should be considered carefully, and B&W Enterprises cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About Babcock & Wilcox Enterprises
Headquartered in Akron, Ohio, Babcock & Wilcox Enterprises is a global leader in energy and environmental technologies and services for the power and industrial markets.

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Investor Contact:	Media Contact:
Megan Wilson	Ryan Cornell
Vice President, Corporate Development & Investor Relations	Public Relations
Babcock & Wilcox Enterprises	Babcock & Wilcox Enterprises
704.625.4944 | investors@babcock.com	330.860.1345 | rscornell@babcock.com